UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 10, 2021
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2021, Condor Hospitality Trust, Inc. (the “Company”), in accordance with the authority granted by the Company’s board of directors, provided written notice to the NYSE American (the “Exchange”) of its intention to voluntarily delist its common stock, par value $0.01 (the “Common Stock”), on the Exchange. The Company expects to file a Form 25 with the Securities and Exchange Commission and the Exchange relating to the delisting of the Common Stock on December 20, 2021, with the trading of its Common Stock on the Exchange being suspended on or about December 31, 2021. The Company does not expect that a trading market will develop for its Common Stock following suspension of trading on the Exchange. The Company expects that the official delisting of the Common Stock will be effective on or about December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: December 10, 2021	By:	/s/ Jill Burger
	Name:	Jill Burger
	Title:	Interim Chief Financial Officer and Chief Accounting Officer